UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

Newpoint Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54953	47-2653358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, Suite 725

Beverly Hills, CA 90210

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 877-351-3223

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b- 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On February 2, 2023, the of the Board of Directors (the “Board”) of Newpoint Financial Corp. (the “Company”) dismissed MahoneySabol & Company, LLP (“MahoneySabol”) as the Company’s independent registered public accounting firm, effective immediately in anticipation of the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s new independent registered public accounting firm as discussed below. The decision to change the Company’s independent registered public accounting firm from MahoneySabol to PKF was unanimously approved by the Board.

The reports of Mahoney Sabol & Company LLP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through September 30, 2022, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MahoneySabol on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to MahoneySabol’s satisfaction, would have caused MahoneySabol to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2021 and December 31, 2020 and the subsequent interim period through January 31, 2023, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided MahoneySabol with a copy of the disclosures contained in this Item 4.01 of this Form 8-K and requested that MahoneySabol furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of MahoneySabol’s letter, dated February 2, 2023, is filed as Exhibit 16.1 to this Form 8-K.

(b) Appointment of independent registered public accounting firm

As discussed above, the Board appointed PKF as the Company’s new independent registered public accounting firm effective as of February 2, 2023.

During the Company’s two most recent years ended December 31, 2021 and December 31, 2020 and in the subsequent interim period through September 30, 2022, neither the Company nor anyone on its behalf consulted PKF regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively. The Board has authorized MahoneySabol to respond fully to all inquiries of PKF.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Mahoney Sabol & Company, LLP, dated February 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpoint Financial Corp.

Dated: February 2, 2023	By:	/s/ Keith Beekmeyer
	Name:	Keith Beekmeyer
	Title:	Chief Executive Officer